Exhibit 99.1

News Release

Media Contacts:	Ron Rogers	Investor Contacts:	Carol Ferguson
	(908) 423-6449		(908) 423-4465

	Steve Cragle		Justin Holko
	(908) 423-3461		(908) 423-5088

Merck Resolves Securities Class-Action Lawsuits Related to the ENHANCE Trial

The Company Records $493 Million Charge Reducing 2012 GAAP Results

WHITEHOUSE STATION, N.J., Feb. 14, 2013 — Merck, known as MSD outside the United States and Canada, announced today that it has reached an agreement in principle with plaintiffs to resolve two federal securities class-action lawsuits.  The suits are pending in the U.S. District Court for the District of New Jersey against Merck, Schering-Plough Corporation and certain of their current and former officers and directors.

Under the proposed agreement, which will have no impact on Merck’s 2013 results of operations, the company will pay $215 million to resolve the securities class action against all of the Merck defendants and $473 million to resolve the securities class action against all of the Schering-Plough defendants. In connection with the settlement, Merck recorded a pre-tax and after-tax charge of $493 million, which reflects anticipated insurance recoveries.  This charge reduced the company’s previously reported fourth-quarter 2012 GAAP (generally accepted accounting principles) EPS (earnings per share) results from $0.46 to $0.30 per share and full-year 2012 GAAP results from $2.16 to $2.00 per share, but did not change its previously reported non-GAAP results.

The plaintiffs are investors who purchased certain securities issued by Merck and Schering-Plough between December 2006 and March 2008 and claim that they lost money when the results of the ENHANCE trial were published in early 2008.  Merck continues to believe that both companies acted responsibly in connection with the ENHANCE study, and this agreement contains no admission of liability or wrongdoing.  The agreement is subject to court approval.

“This agreement avoids the uncertainties of a jury trial and will resolve all of the remaining litigation in connection with the ENHANCE study,” said Bruce N. Kuhlik, executive vice president and general counsel of Merck.  “We believe it is in the best interests of the company and its shareholders to put this matter behind us, and to continue our focus on scientific innovations that improve health worldwide.”

Judge Dennis M. Cavanaugh is presiding over the cases.  Merck is represented by Theodore V. Wells, Jr. and Daniel J. Kramer of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

About Merck

Today’s Merck is a global healthcare leader working to help the world be well. Merck is known as MSD outside the United States and Canada. Through our prescription medicines, vaccines, biologic therapies, and consumer care and animal health products, we work with customers and operate in more than 140 countries to deliver innovative health solutions. We also demonstrate our commitment to increasing access to healthcare through far-reaching policies, programs and partnerships. For more information, visit www.merck.com and connect with us on Twitter, Facebook and YouTube.

Forward-Looking Statement

This news release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These statements are based upon the current beliefs and expectations of Merck’s management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include but are not limited to, general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; global trends toward health care cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; Merck’s ability to accurately predict future market conditions; manufacturing difficulties or delays; financial instability of international economies and sovereign risk; dependence on the effectiveness of Merck’s patents and other protections for innovative products; and the exposure to litigation, including patent litigation, and/or regulatory actions.

Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Merck’s 2011 Annual Report on Form 10-K and the company’s other filings with the Securities and Exchange Commission (SEC) available at the SEC’s Internet site (www.sec.gov).

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